WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                            EASTERN GENERAL INSURANCE COMPANY LIMITED

                                MARINE INSURANCE REVENUE ACCOUNT
                             For the period ended 31st December 1997
                                       (In US Dollars)


Commission                                        Premium less reinsurances
40% of net premium                 2,526,705      50% net retention of gross
                                                  premium            6,316,763

Expenses of management
40% of net premium                 2,526,705

Reserve for unexpired risks        2,526,705
being 40% of the premium
income of the year

Balance                                                              1,263,352
                                  _________                         __________
                                  7,580,115                          7,580,115

Gross Premium                    12,633,526



MUNIFF ZIAUDDIN & CO     Commander H. Aftab     Mrs. R. Husain      Faisal Aftab
Chartered Accountants    CHAIRMAN             MANAGING DIRECTOR      DIRECTOR
                                                                 & VICE CHAIRMAN


Karachi: April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN

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